CERTIFICATE OF FORMATION
OF
DREAM FINDERS HOMES, INC.
A Texas corporation
Dream Finders Homes, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Business Organizations Code of the State of Texas (the “TBOC”), DOES HEREBY CERTIFY:
FIRST: That Dream Finders Homes, Inc., a Delaware corporation (the “Delaware Corporation”), with its principal place of business at 14701 Philips Highway, Suite 300, Jacksonville, Florida 32256, was originally incorporated pursuant to the Delaware General Corporation Law on September 11, 2020.
SECOND: That the Delaware Corporation was converted into a corporation incorporated under the laws of the State of Texas under the name “Dream Finders Homes, Inc.” at 5:00 p.m. Eastern Time on June 9, 2026, pursuant to a plan of conversion, under which the Delaware Corporation converted to the Corporation.
ARTICLE I
The name of the corporation is Dream Finders Homes, Inc.
ARTICLE II
The address of the registered office of the Corporation in the State of Texas is 1999 Bryan St., Suite 900, Dallas, Texas 75201. The name of its registered agent at such address is CT Corporation System. The initial mailing address of the Corporation is 14701 Philips Highway, Suite 300, Jacksonville, Florida 32256.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the TBOC. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.
ARTICLE IV
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 355,000,000 shares, consisting of: (i) 350,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of which 289,000,000 shares are designated “Class A Common Stock” (“Class A Common Stock”) and of which 61,000,000 shares are designated “Class B Common Stock” (“Class B Common Stock”); and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), of which 150,000 shall be designated as Series A Convertible Preferred Stock (“Convertible Preferred Stock”).

To the fullest extent permitted by the TBOC, but subject to the rights, if any, of the holders of Common Stock or Preferred Stock as specified in this Certificate of Formation or in any certificate of designation, and further subject to the Bylaws and the provisions of this Certificate of Formation, the vote of shareholders holding a majority of the voting power of all of the then issued and outstanding shares of stock entitled to vote on a matter shall be sufficient (but not, to the extent permitted by the TBOC, required) to approve, authorize, adopt, or to otherwise cause the Corporation to take, or affirm the Corporation’s taking of, any action, including any “fundamental business transaction” and “fundamental action” as defined in the TBOC. To the maximum extent permitted by the TBOC, but subject to the rights, if any, of the holders of Common Stock or Preferred Stock as specified in this Certificate of Formation or in any certificate of designation, all shares of stock of any class then outstanding shall vote as a single class or series on, and separate voting by class or series shall not be required for the purpose of approving, any matter, including, without limitation, in connection with any “fundamental business transaction” or “fundamental action” as defined in the TBOC.
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation; provided, however, that the designations, powers, privileges, rights, and the qualifications, limitations, and restrictions of the Convertible Preferred Stock are set forth in Article XI.
A.COMMON STOCK
1.General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, powers and preferences of the holders of Preferred Stock set forth herein.
2.Voting. Except as otherwise required by the TBOC, no holder of Common Stock, as such, shall be entitled to vote on any amendment to the Certificate of Formation (including any certificate of designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to the Certificate of Formation or the TBOC. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class, and without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of the holders of one or more series of Preferred Stock is required by the terms of the Certificate of Formation (including any certificate of designation)).
3.Dividends. Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or other distribution paid or distributed by the Corporation out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class.
4.Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding Preferred Stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

5.Change of Control Transactions. The holders of Class A Common Stock and Class B Common Stock shall be treated equally and identically with respect to shares of Class A Common Stock or Class B Common Stock owned by such holders, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class, upon the occurrence of a Deemed Liquidation Event. With respect to this Article IV, Section A.5, consideration to be paid or received by a holder of Common Stock in connection with any such Deemed Liquidation Event under any employment, consulting, severance or other compensatory arrangement shall be disregarded for the purposes of determining whether the holders of Class A Common Stock and Class B Common Stock are treated equally and identically.
6.Subdivisions and Combinations. If the outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, are subdivided or combined in any manner, the outstanding shares of the other class shall be subdivided or combined in the same proportion and manner.
B.CLASS A COMMON STOCK
1.Voting. Except as otherwise provided by the TBOC or the Certificate of Formation, each holder of Class A Common Stock, as such, is entitled to one vote per share of Class A Common Stock held by such holder on any matter that is submitted to a vote of the shareholders of the Corporation.
C.CLASS B COMMON STOCK
1.Voting. Except as otherwise provided by the TBOC or the Certificate of Formation, each holder of Class B Common Stock, as such, is entitled to the number of votes equal to the product of (a) the number of whole shares of Class A Common Stock into which the shares of Class B Common Stock held by such holder are convertible as of the record date for determining shareholders of the Corporation entitled to vote on such matter, multiplied by (b) three. Except as required by the TBOC, holders of Class B Common Stock shall vote together with the holders of Class A Common Stock as a single class on all matters, including the election of directors of the Corporation, submitted to a vote of shareholders of the Corporation.
2.Optional Conversion. Holders of Class B Common Stock shall have conversion rights as follows (the “Conversion Rights”):
2.1Conversion Ratio. Each share of Class B Common Stock shall be convertible at any time at the option of the holder thereof, and without the payment of additional consideration by the holder thereof, into one share of Class A Common Stock.

2.2Mechanics of Conversion.
2.2.1Notice of Conversion. In order for a holder of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Class B Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the shares represented by such certificate so elected to be converted in such notice shall be deemed to be outstanding of record as of the Conversion Time. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver to such holder of Class B Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Class B Common Stock represented by the surrendered certificate that were not converted into Class A Common Stock and (b) pay all declared but unpaid dividends on the shares of Class B Common Stock converted.
2.2.2Reservation of Shares. The Corporation shall, at all times while Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Class B Common Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock. If, at any time, the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in commercially reasonable efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Formation.
2.2.3Effect of Conversion. All shares of Class B Common Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Class B Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (to the fullest extent permitted by the TBOC, without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

2.2.4Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Class B Common Stock pursuant to this Article IV, Section C.2.2.4. The Corporation may pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered.
2.3Notice of Record Date.
2.3.1In the event: (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of Class B Common Stock) for the purpose of entitling or enabling such holders to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of Class B Common Stock a notice specifying, as the case may be, (i) the record date for, and the amount and character of, such dividend, distribution or right or (ii) the effective date on which such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of Class B Common Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to Class A Common Stock and Class B Common Stock. Such notice shall be sent at least ten days prior to the record date or effective date for the event specified in such notice.

2.3.2Definition. Each of the following events shall be considered a “Deemed Liquidation Event”:
(a)a merger or consolidation in which the Corporation or a subsidiary of the Corporation is a constituent party, and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Article IV, Section C.2.3.2(a), all shares of Common Stock issuable (x) upon the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire Convertible Securities (as defined below) or Common Stock (collectively, “Options”) outstanding immediately prior to such merger or consolidation or (y) upon conversion of any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options (“Convertible Securities”) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);
(b)the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or
(c)the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of the capital stock of the Corporation if, after such closing, the transferee person or group of affiliated persons would hold 50% or more of the outstanding voting power of the capital stock of the Corporation (or the surviving or acquiring entity).

3.Mandatory Conversion.
3.1Trigger Events. In the event a holder of Class B Common Stock sells, assigns, gives, pledges, hypothecates, encumbers or otherwise transfers any or all of his, her or its shares of Class B Common Stock (each, a “Transfer”) to any third party, then (a) all outstanding shares of Class B Common Stock subject to such Transfer shall automatically be converted into shares of Class A Common Stock and (b) such shares of Class B Common Stock may not be reissued by the Corporation; provided, however, that the following shall not be considered a “Transfer” and such shares of Class B Common Stock shall not automatically be converted into shares of Class A Common Stock as set forth in this Article IV, Section C.3.1: (i) the pledge of shares of Class B Common Stock by a shareholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such shareholder continues to exercise voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer; (ii) entering into a variable forward sale contract or trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee where the holder entering into the plan retains voting control over the shares; provided, however, that a Transfer of such shares of Class B Common Stock by such broker or other nominee shall constitute a “Transfer” at the time of such Transfer; (iii) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Deemed Liquidation Event or other merger or consolidation, or taking any actions contemplated thereby; provided, however, that such Deemed Liquidation Event or other merger or consolidation and such agreement or understanding was approved by a majority of the Independent Directors then in office in advance of the entry into such agreement or understanding; (iv) the Transfer of Class B Common Stock to an existing holder of Class B Common Stock; or (v) the Transfer of Class B Common Stock for tax and estate planning purposes to any trust, partnership, corporation, foundation, charity or other entity, so long as a holder of Class B Common Stock controls such trust, partnership, corporation, foundation, charity or other entity; provided, however that, at such time that such holder of Class B Common Stock no longer controls such trust, partnership, corporation, foundation, charity or other entity, the shares of Class B Common Stock held by such entity shall be automatically converted into Class A Common Stock as set forth in this Article IV, Section C.3.1. In the event that, and at such time that, the holders of Class B Common Stock cease to hold shares of Class B Common Stock representing, in the aggregate, at least ten percent (10%) or more of the total number of shares of Common Stock issued and outstanding (the “Ownership Trigger”), all outstanding shares of Class B Common Stock shall automatically be converted into shares of Class A Common Stock. The date and time of such Transfer and Ownership Trigger is referred to herein as the “Mandatory Conversion Time.”

3.2Procedural Requirements. All holders of record of shares of Class B Common Stock that will automatically convert upon a Transfer or Ownership Trigger shall be sent written notice of the Mandatory Conversion Time pursuant to this Article IV, Section C.3. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Class B Common Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to Class B Common Stock converted pursuant to Article IV, Section C.3.1, including the rights, if any, to receive notice and vote (other than as a holder of Class A Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder thereof to surrender any certificates at or prior to such time), except only the rights of the holder thereof, upon surrender of any certificate or certificates of such holder (or lost certificate affidavit and agreement) therefor, to receive the items provided for in this Article IV, Section C.3.2. As soon as practicable following the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Class B Common Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash with respect to any declared but unpaid dividends on the shares of Class B Common Stock converted pursuant to Article IV, Section C.3.1. Such converted Class B Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (to the fullest extent permitted by the TBOC, without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.
4.Acquired Shares. Any shares of Class B Common Stock that are acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Class B Common Stock.
5.Waiver. Any of the rights, powers, preferences and other terms of Class B Common Stock set forth herein may be waived on behalf of all holders of Class B Common Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Class B Common Stock then outstanding.
6.Notices. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Class B Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the TBOC, and shall be deemed sent upon such mailing or electronic transmission.
D.PREFERRED STOCK
1.Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in the Certificate of Formation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

2.The Board of Directors is expressly authorized, without further action by the shareholders of the Corporation, to provide for the issuance of all or any shares of Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of designation shall be filed in accordance with the TBOC. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (a) have such distinctive designation and consist of such number of shares; (b) be subject to redemption at such time or times and at such price or prices; (c) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (d) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (e) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (f) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (g) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of the Certification of Incorporation or the bylaws of the Corporation (the “Bylaws”), the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (h) be entitled to such other preferences, powers (including voting power), qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with the TBOC and the provisions of the Certificate of Formation; provided that the Board of Directors may not decrease the number of shares of any such series of Preferred Stock below the number of shares of such series then outstanding.
ARTICLE V
The Corporation shall have perpetual existence.
ARTICLE VI
In furtherance and not in limitation of the powers conferred by the TBOC:
A.Subject to the rights of holders of Common Stock and any series of Preferred Stock and the TBOC, the Certificate of Formation and the Bylaws, respectively, may be amended, altered, changed or repealed, and new provisions or bylaws may be made, as applicable, by the majority vote of the Board of Directors.
B.Unless and except to the extent that the Bylaws so provide, elections of directors need not be by written ballot.
C.The number of directors constituting the initial Board of Directors is five (5) and their names and addresses are as follows:

	Name	Address
1.	Patrick O. Zalupski	14701 Philips Highway, Suite 300, Jacksonville, FL 32256
2.	Megha H. Parekh	14701 Philips Highway, Suite 300, Jacksonville, FL 32256
3.	Justin W. Udelhofen	14701 Philips Highway, Suite 300, Jacksonville, FL 32256
4.	Leonard M. Sturm	14701 Philips Highway, Suite 300, Jacksonville, FL 32256
5.	William W. Weatherford	14701 Philips Highway, Suite 300, Jacksonville, FL 32256

D.The number of directors of the Corporation shall be determined solely by the manner provided in the Bylaws; provided that the number of directors of the Corporation shall not be less than three directors. Any vacancies on the Board of Directors or newly created directorships resulting from an increase in the number of directors serving on the Board of Directors may be filled in any manner permitted by the TBOC, including by (i) the majority vote of the directors of the Corporation then in office, though less than a quorum, or (ii) the sole remaining director, in each case to the extent permitted by the TBOC. Any director elected or appointed to fill a vacancy in accordance with the preceding sentence shall hold office for the term set forth in the Bylaws.
E.Meetings of shareholders of the Corporation may be held within or without the State of Texas, as the Bylaws may provide. Unless otherwise provided in the Certificate of Formation, for so long as the Corporation qualifies as a “controlled company” under the rules of the New York Stock Exchange (or its successor) (the “NYSE”), any action permitted or required by the TBOC, the Certificate of Formation or the Bylaws to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary of the Corporation to those shareholders of the Corporation who have not consented in writing. From and after the date that the Corporation fails to qualify as a “controlled company” under the rules of the NYSE, any shareholder action by written consent may only be taken if such written consent is signed by all holders of then-outstanding shares entitled to vote on such action.
F.The books of the Corporation may be kept at such place within or without the State of Texas as the Bylaws may provide or as may be designated from time to time by the Board of Directors.
ARTICLE VII
The Corporation hereby expressly elects not to be governed by the provisions of Subchapter M (Sections 21.601 – 21.610) of the TBOC for so long as Patrick Zalupski owns, directly or indirectly, at least ten percent (10%) of the outstanding shares of Common Stock. From and after the date that Patrick Zalupski ceases to own, directly or indirectly, at least ten percent (10%) of the outstanding shares of Common Stock, the Corporation shall be governed by, and subject to, the provisions of Subchapter M (Sections 21.601 – 21.610) of the TBOC.
ARTICLE VIII
No director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except for any liability for (a) any breach of such director or officer’s duty of loyalty to the Corporation or its shareholders, (b) acts or omissions not in good faith that (i) constitute a breach of duty of the director or officer to the Corporation or (ii) involve intentional misconduct or a knowing violation of law, (c) any transaction from which such director or officer received an improper personal benefit, or (d) any act or omission for which the liability of a director or officer is expressly provided by an applicable statute. If the TBOC, or any other law of the State of Texas, is amended after approval by the shareholders of the Corporation of this Article VIII to authorize corporate action further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC or such other law, as so amended.
Any repeal or modification of this Article VIII shall be prospective only and shall not adversely affect any right or protection of, or limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE IX
The following indemnification and advancement provisions shall apply to the persons enumerated below.
A.RIGHT TO INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Article IX, Section B, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the TBOC requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of (i) an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article IX, Section A or otherwise and (ii) any other documents as may be required by the TBOC.

B.CLAIMS BY DIRECTORS AND OFFICERS. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article IX is not paid in full by the Corporation within 30 days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBOC for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or the shareholders of the Corporation) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or the shareholders of the Corporation) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
C.INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action of the Board of Directors, provide indemnification and advance expenses to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article IX.
D.NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation or the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
E.INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense liability or loss under the TBOC.
F.SAVINGS CLAUSE. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder for a person protected under this Article IX in respect of any act or omission occurring prior to the time of such repeal or modification.

G.DEFINITIONS. For purposes of this Article IX, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE X
A.EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES. Subject to the following provisions of this Article X, Section A, unless the Corporation consents in writing to the selection of an alternate forum, the sole and exclusive forum for any of the filing, adjudication, and trial of (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Corporation or its shareholders by any director, officer, other employees, agents or shareholders of the Corporation, including any claim alleging a conspiracy to breach of fiduciary duty, knowing participation in a breach of fiduciary duty, or aiding and abetting a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising under the TBOC or the Certificate of Formation or as to which the TBOC confers jurisdiction on the Business Court (as defined below) (including, without limitation, any action asserting a claim arising out of or pursuant to the Certificate of Formation or the Bylaws) or (iv) any action asserting a claim against the Corporation that is governed by the internal affairs doctrine (v) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (vi) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction (each, a “Business Court Proceeding”), in the case of each of clauses (i) through (vi), shall be the Business Court in the First Business Court Division (the “Business Court”) of the State of Texas (provided that is the Business Court determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas (the “Federal Court”) or, if the Federal Court lack jurisdiction, the state district courts sitting in Dallas County, Texas (the “State Court”). The foregoing shall not apply to claims subject to exclusive jurisdiction in the federal courts of the United States (a “Federal Proceeding” and, together with the Business Court Proceedings, each a “Covered Proceeding”), such as suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder. With respect to claims subject to the exclusive jurisdiction in the federal courts of the United States, unless the Corporation consents in writing to the selection of an alternate forum, the federal district courts of the United States will, to the fullest extent provided by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

B.PERSONAL JURISDICTION. If any action the subject matter of which is a Covered Proceeding is filed in a court other than (i) the Business Court, (ii) if the Business Court lacks jurisdiction, the Federal Court, (iii) if both the Business Court and Federal Court lack jurisdiction, the State Court, or (iv), where permitted in accordance with Article X, Section A, the federal district courts of the United States (each, a “Foreign Action”), in the name of any person or entity (a “Claiming Party”), without the prior approval of the Corporation in the manner described in Article X, Section A, such Claiming Party shall be deemed to have consented to (x) the personal jurisdiction of the (A) the Business Court, (B) if the Business Court lacks jurisdiction, the Federal Court, (C) if both the Business Court and Federal Court lack jurisdiction, the State Court, or (D), where applicable, the applicable federal district court of the United States, in connection with any action brought in any such courts to enforce Article X, Section A (an “Enforcement Action”) and (y) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Action as agent for such Claiming Party.
C.LITIGATION COSTS. Except to the extent prohibited by the TBOC, in the event that a Claiming Party shall initiate, assert, join, offer substantial assistance to or have a direct financial interest in any Foreign Action without the prior approval of the Corporation in the manner described in Article X, Section A, each such Claiming Party shall be obligated jointly and severally to reimburse the Corporation and any director, officer or other employee or agent of the Corporation made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all attorneys’ fees and other litigation expenses) that such parties may incur in connection with such Foreign Action.
D.NOTICE AND CONSENT. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X and waived any argument relating to the inconvenience of the forums referenced in this Article X in connection with any Covered Proceeding.
E.WAIVER OF JURY TRIAL. UNLESS THE CORPORATION, IN ITS SOLE AND ABSOLUTE DISCRETION, CONSENTS IN WRITING TO A JURY TRIAL, THE CORPORATION AND EACH SHAREHOLDER, DIRECTOR, AND OFFICER OF THE CORPORATION HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THE CORPORATION OR SUCH PERSON MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ARISING OUT OF OR RELATING TO ANY “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND EACH SHAREHOLDER AGREES THAT SUCH SHAREHOLDER’S HOLDING OR ACQUISITION OF SHARES OF STOCK OF THE CORPORATION OR, TO THE EXTENT PERMITTED BY LAW, OPTIONS OR RIGHTS TO ACQUIRE SHARES OF STOCK OF THE CORPORATION FOLLOWING THE ADOPTION OF THESE BYLAWS CONSTITUTES SUCH SHAREHOLDER’S INTENTIONAL AND KNOWING WAIVER OF ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH CLAIMS.
ARTICLE XI
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions of the Convertible Preferred Stock.
1.DEFINITIONS. For purposes of this Article XI, the following terms have the meanings set forth below. These definitions are intended solely for use in interpreting and applying the provisions of this Article XI and shall not be construed to apply to any other ARTICLE in this Certificate of Formation unless expressly stated otherwise.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by, or under common Control with such Person.
“Antitrust Clearance Date” means the date on which the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor act or regulation thereto), has expired or been terminated (or receipt by the Corporation of written notice from the Holder that clearance under such law is not required), and any other required clearances, approvals, or authorizations of filings and registrations with, and notifications to government authorities under other applicable antitrust and competition laws have been received, in each case, with respect to the ownership by the Holders of voting securities in the Corporation.
“Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business Day” means any day other than a Saturday, a Sunday, or any day on which the Federal Reserve Bank of Atlanta is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Bylaws of the Corporation as in effect pursuant to the plan of conversion adopted as of even date herewith, as the same may be further amended, supplemented, or restated.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate” means any Physical Certificate or Electronic Certificate.
“Certificate of Formation” means the Corporation’s Certificate of Formation, as the same may be further amended, supplemented, or restated.
“Change of Control” means any of the following events:
(a)     a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Corporation, its Wholly-Owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Corporation’s common equity representing more than 50% of the voting power of all of the Corporation’s then-outstanding common equity; or
(b)     the consummation of (i) any sale, lease, or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation, or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash, or other property; provided, however, that any merger, consolidation, share exchange, or combination of the Corporation pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Corporation’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing, or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).
For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Redemption” means the redemption of any Convertible Preferred Stock by the Corporation pursuant to Article XI, Section 7(b).
“Change of Control Redemption Date” means the date fixed, pursuant to Article XI, Section 7(b)(iii), for the redemption of any Convertible Preferred Stock by the Corporation pursuant to a Change of Control Redemption.
“Change of Control Redemption Notice” has the meaning set forth in Article XI, Section 7(b)(v).
“Change of Control Redemption Notice Date” means the date on which the Change of Control Redemption Notice is delivered.
“Change of Control Redemption Price” means the cash price payable by the Corporation to redeem any share of Convertible Preferred Stock upon its Change of Control Redemption, calculated pursuant to Article XI, Section 7(b)(iv).
“Class A Common Stock” means the Corporation’s Class A Common Stock, $.01 par value per share, of the Corporation, subject to Article XI, Section 10(i).
“Class B Common Stock” means the Corporation’s Class B Common Stock, $.01 par value per share, of the Corporation, subject to Article XI, Section 10(i).
“Close of Business” means 5:00 p.m., Eastern time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Stock” means the Class A Common Stock and the Class B Common Stock.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Article XI, Section 10.
“Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Article XI, Section 10(c)(i) for such conversion are satisfied.
“Conversion Price” has the meaning set forth in Article XI, Section 10(e), subject to the limitations and adjustments set forth in Article XI, Section 10; provided, however, that each reference in this Article XI to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.
“Conversion Share” means any share of Class A Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.
“Convertible Preferred Stock” has the meaning set forth in Article XI, Section 3(a).
“Credit Agreement” means that certain credit agreement, dated as of June 2, 2022, by and among the Corporation, as borrower; Bank of America, N.A., as administrative agent; and the lenders party thereto, as amended, and as may be further amended from time to time.
“Depositary” means The Depository Trust Corporation or its successor.

“Dividend Junior Stock” means any class or series of the Corporation’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Corporation’s Subsidiaries.
“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.
“Initial Issue Date” means September 29, 2021.
“Initial Liquidation Preference” means $1,000.00 per share of Convertible Preferred Stock.
“Last Reported Sale Price” of the Class A Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national securities exchange on which the Class A Common Stock is then listed. If the Class A Common Stock is not listed on a U.S. national securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Class A Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Corporation selects in good faith.
“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Article XI, Section 5(a)(ii)(1).
“Mandatory Redemption” has the meaning set forth in Article XI, Section 7(a).
“Mandatory Redemption Date” means the date fixed, pursuant to Article XI, Section 7(a)(iii), for the settlement of the redemption of the Convertible Preferred Stock by the Corporation pursuant to a Redemption.
“Mandatory Redemption Notice” has the meaning set forth in Article XI, Section 7(a)(v).
“Mandatory Redemption Notice Date” means, with respect to a Mandatory Redemption of the Convertible Preferred Stock, the date on which the Corporation sends the related Mandatory Redemption Notice pursuant to Article XI, Section 7(a)(v).
“Mandatory Redemption Price” means the consideration payable by the Corporation to redeem any Convertible Preferred Stock upon its Redemption, calculated pursuant to Article XI, Section 7(a)(iv).
“Mandatory Redemption Price Premium” means (a) 102%, if the Mandatory Redemption Notice Date is after the third year anniversary, and on or before the fourth year anniversary, of the Initial Issue Date; and (b) 101% if the Mandatory Redemption Notice Date is after the fourth anniversary of the Initial Issue Date, but on or before the fifth anniversary, of the Initial Issue Date with no premium payable if the Mandatory Redemption Notice Date is after the fifth anniversary of the Initial Issue Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.
“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, or any Vice-President of the Corporation.
“Open of Business” means 9:00 a.m., Eastern time.
“Optional Conversion” means the conversion of any Convertible Preferred Stock.
“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B of the Certificate of Formation.
“Optional Conversion Trigger Date” has the meaning set forth in Article XI, Section 10(a).
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Article XI.
“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A of the Certificate of Formation, registered in the name of the Holder of such share(s) and duly executed by the Corporation and countersigned by the Transfer Agent.
“Proxy Statement” has the meaning set forth in Article XI, Section 10(f)(ii).
“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.
“Redemption” means a Mandatory Redemption or a Change of Control Redemption.
“Redemption Date” means a Change of Control Redemption Date or Mandatory Redemption Date, as applicable.
“Register” has the meaning set forth in Article XI, Section 3(e).
“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th, and December 31st of each year, beginning on December 31, 2021 (or beginning on such other date specified in the Certificate representing such share).
“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.
“Regular Dividend Rate” means 9% per annum.

“Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.
“Regular Dividends” has the meaning set forth in Article XI, Section 5(a)(i).
“Requisite Shareholder Approval” means the shareholder approval contemplated by the New York Stock Exchange Listed Company Manual Rule 312.03(c) and/or 312.03(d) or other applicable rule of the New York Stock Exchange or any other national securities exchange on which the Class A Common Stock is then listed with respect to the issuance of shares of Class A Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule(s); provided, however, that the Requisite Shareholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the New York Stock Exchange, such shareholder approval is no longer required for the Corporation to settle all conversions of the Convertible Preferred Stock in shares of Class A Common Stock; provided further, that if any Conversion Shares are issued to holders of Convertible Preferred Stock prior to the shareholder meeting called for the purpose of the Requisite Shareholder Approval, such shares shall not be counted in determining whether Requisite Shareholder Approval shall have been obtained.
“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C of the Certificate of Formation.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Convertible Preferred Stock or Conversion Share.
“Subscription Agreement” means the Subscription Agreement, dated as of September 8, 2021, between the Corporation and BlackRock Capital Allocation Trust; BlackRock Global Long/Short Credit Fund of BlackRock Funds IV; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; BlackRock Strategic Global Bond Fund, Inc.; Strategic Income Opportunities Bond Fund; BlackRock Total Return Bond Fund; Brighthouse Funds Trust II – BlackRock Bond Income Portfolio; Master Total Return Portfolio of Master Bond LLC; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; and BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc., as the same may be amended, supplemented or restated in accordance with its terms.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (a) trading in the Class A Common Stock generally occurs on the principal U.S. national securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Class A Common Stock is then traded; and (b) there is no Market Disruption Event. If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means the Corporation or its successor or, at the Corporation’s option, the transfer agent for the Corporation’s Class A Common Stock.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a)     such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)     such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)     (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Corporation and that has not been an Affiliate of the Corporation during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Corporation has received such certificates or other documentation or evidence as the Corporation may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three months, an Affiliate of the Corporation.
“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.
“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.
2.RULES OF CONSTRUCTION. For purposes of this Article XI:
(a)“or” is not exclusive;
(b)“including” means “including without limitation”;
(c)“will” expresses a command;
(d)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)a merger involving, or a transfer of assets by, a limited liability company, limited partnership, or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership, or trust, or any unwinding of any such division or allocation;
(f)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)“herein,” “hereof,” and other words of similar import refer to this Article XI as a whole and not to any particular Section or other subdivision of this Article XI nor any other Article, Section or subdivision of the Certificate of Formation, unless the context requires otherwise;
(h)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i)the exhibits, schedules, and other attachments referenced in this Article XI are deemed to form part of this Article XI;
3.THE CONVERTIBLE PREFERRED STOCK.
(a)Liquidation Preference. The Initial Liquidation Preference of the Convertible Preferred Stock is $1,000.00 per share.
(b)Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is as set forth in the first paragraph of Article IV; provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.
(c)Form, Dating and Denominations.
(i)Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Article XI, Section 3(f) and may bear notations, legends, or endorsements required by law, stock exchange rule, or the Depositary.
(ii)Certificates.
(1)Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.
(2)Electronic Certificates; Interpretation. For purposes of this Article XI, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Article XI to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the TBOC, the Certificate of Formation, and the Bylaws of the Corporation, and any related requirements of the Transfer Agent, in each case, for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Corporation and countersigned by the Transfer Agent.
(iii)No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.
(iv)Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)Method of Payment; Delay When Payment Date is Not a Business Day.
(i)Method of Payment. The Corporation will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Corporation, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Corporation will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Regular Dividend due on a Regular Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Article XI is not a Business Day, then, notwithstanding anything to the contrary in this Article XI, such payment may be made on the immediately following Business Day, and no interest, dividend, or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(e)Transfer Agent; Register. The Corporation or any of its Subsidiaries may act as the Transfer Agent. The Corporation will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder, and the transfer, exchange, repurchase, Redemption, and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive, and the Corporation and the Transfer Agent may treat as a Holder for all purposes each Person whose name is recorded as a Holder in the Register. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Corporation will promptly provide a copy of the Register to any Holder upon its request.
(f)Legends.
(i)Restricted Stock Legend.
(1)Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.
(2)If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock, including pursuant to Article XI, Section 3(h) or 3(j) (such other share(s) being referred to as the “old share(s)” for purposes of this Article XI, Section 3(f)(i)(2)), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)Other Legends. The Certificate representing any Convertible Preferred Stock may bear such other legend or text, not inconsistent with this Article XI, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted, or as may be otherwise reasonably determined by the Corporation to be advisable or necessary.
(iii)Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Article XI, Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv)Legends on Conversion Shares.
(1)Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued were (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Corporation determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.
(2)Notwithstanding anything to the contrary in Article XI, Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Article XI, Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto as long as the Corporation takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.
(g)Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.
(i)Provisions Applicable to All Transfers and Exchange.
(1)Generally. Subject to this Article XI, Section 3(g) and the applicable provisions of the Subscription Agreement, Convertible Preferred Stock represented by any Certificate, may be transferred or exchanged from time to time, and the Corporation will cause each such transfer or exchange to be recorded in the Register.
(2)No Services Charge; Transfer Taxes. The Corporation will not impose any service charge on any Holder for any transfer, exchange, or conversion of any Convertible Preferred Stock, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock, other than exchanges pursuant to Article XI, Section 3(h) or Section 3(p) not involving any transfer.
(3)No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Article XI, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.
(4)Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Article XI, Section 3(f).

(5)Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Article XI to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Corporation to effect any transfer or exchange, the Corporation will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second Business Day after the date of such satisfaction.
(ii)Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Article XI, the Corporation will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:
(1)that has been surrendered for conversion;
(2)that has been called for Mandatory Redemption pursuant to a Mandatory Redemption Notice, except to the extent that the Corporation fails to pay the Mandatory Redemption Price when due; or
(3)as to which a Change of Control Redemption Notice has been duly delivered, and not withdrawn, pursuant to Article XI, Section 7(b)(v), except to the extent that the Corporation fails to pay the related Change of Control Redemption Price when due.
(h)Exchange and Cancellation of Convertible Preferred Stock to Be Converted, Repurchased, or Redeemed.
(i)Partial Conversions, Repurchases and Redemptions of Certificates. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Article XI, Section 3(h)(i)) is to be converted pursuant to Article XI, Section 10 or redeemed pursuant to Article XI, Section 7, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or redemption, as applicable, the Corporation will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or redeemed, as applicable, which Certificate will be converted or redeemed, as applicable, pursuant to the terms of this Article XI; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or redemption, as applicable, are deemed to cease to be outstanding pursuant to Article XI, Section 3(n).

(ii)Cancellation of Convertible Preferred Stock that Is Converted or Redeemed. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Article XI, Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Article XI, Section 3(h)(ii)) is to be converted pursuant to Article XI, Section 10 or redeemed pursuant to Article XI, Section 7, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Article XI, Section 3(n) and the time such Certificate is surrendered for such conversion or redemption, as applicable, (A) such Certificate will be cancelled pursuant to Article XI, Section 3(l); and (B) in the case of a partial conversion or redemption, the Corporation will issue, execute, and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Article XI, Section 3(f).
(i)Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Corporation, and such share cannot thereafter be reissued as Convertible Preferred Stock pursuant to this Article XI.
(j)Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed, or wrongfully taken, then the Corporation will issue, execute, and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Article XI, Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Corporation or the Transfer Agent of such mutilated Certificate, or upon delivery to the Corporation or the Transfer Agent of evidence of such loss, destruction, or wrongful taking reasonably satisfactory to the Transfer Agent and the Corporation. In the case of a lost, destroyed, or wrongfully taken Certificate representing any Convertible Preferred Stock, the Corporation and the Transfer Agent may require the Holder thereof to provide such indemnity that is reasonably satisfactory to the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Convertible Preferred Stock issued pursuant to this Article XI, Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Article XI equally and ratably with all other Convertible Preferred Stock then outstanding.
(k)Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Article XI as the owner of such Convertible Preferred Stock,
(l)Cancellation. The Corporation may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Corporation will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.
(m)Shares Held by the Corporation or its Affiliates. Without limiting the generality of Article XI, Sections 3(o) and 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver, or consent, shares of Convertible Preferred Stock owned by the Corporation or any of its Subsidiaries will be deemed not to be outstanding.

(n)Outstanding Shares.
(i)Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Corporation and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Article XI, Section 3(l); (2) paid in full upon their conversion or redemption in accordance with this Article XI; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), or (iv) of this Article XI, Section 3(n).
(ii)Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Article XI, Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Corporation receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.
(iii)Shares to Be Redeemed. If, on a Redemption Date, the Corporation has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Mandatory Redemption Price or Change of Control Redemption Price due on such date, then (unless there occurs a default in the payment of the Change of Control Redemption Price or Mandatory Redemption Price, as applicable) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Article XI, Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Redemption Price or Mandatory Redemption Price, as applicable, as provided in Article XI, Section 7 (and, if applicable, declared Regular Dividends as provided in Article XI, Section 5(c)).
(iv)Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Article XI, Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Article XI, Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Article XI, Section 10 (and, if applicable, declared Regular Dividends as provided in Article XI, Section 5(c)).
(o)Repurchases by the Corporation and its Subsidiaries. Without limiting the generality of Article XI, Section 3(l) and the next sentence, the Corporation may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Corporation will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Corporation or any of its Subsidiaries have purchased or otherwise acquired.

(p)Notations and Exchanges. If any amendment, supplement, or waiver to the Certificate of Formation or this Article XI changes the terms of any Convertible Preferred Stock, then the Corporation may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Corporation on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Corporation may, in exchange for such Convertible Preferred Stock, issue, execute, and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Article XI, Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Article XI, Section 3(p) will not impair or affect the validity of such amendment, supplement, or waiver.
(q)CUSIP and ISIN Numbers. The Corporation may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Corporation will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.
4.RANKING. The Convertible Preferred Stock will rank senior to Dividend Junior Stock with respect to the distribution of assets upon the Corporation’s liquidation, dissolution, or winding up.
5.DIVIDENDS.
(a)Generally.
(i)Regular Dividends.
(1)Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Article XI, Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Article XI, Section 5 (including, for the avoidance of doubt, Article XI, Section 5(a)(ii)(1)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.
(2)Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation Preference of such share).

(ii)Method of Payment; Payments in Kind.
(1)Generally. Subject to the next sentence, each declared Regular Dividend on the Convertible Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Article XI, if as of the Close of Business on any Regular Dividend Payment Date, the Corporation has not paid all or any portion of the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date, then, the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of such Regular Dividend (or, if applicable, portion thereof) not paid in cash will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time.
(2)Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Article XI, Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Article XI.
(b)Non-Participating Dividends. The Convertible Preferred Stock shall not be entitled to receive any dividends or distributions declared or paid on the Common Stock. Notwithstanding the foregoing, no dividend or other distribution on the Common Stock (whether in cash, securities, or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, all Regular Dividends due and payable with respect to any Regular Dividend Payment Date that has occurred on and prior to the date such dividend or distribution is to be paid on the Common Stock have been paid with respect to the Convertible Preferred Stock.
(c)Treatment of Dividends Upon Redemption or Conversion. If the Mandatory Redemption Date, Change of Control Redemption Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Change of Control Redemption or conversion, as applicable, to receive, on or, at the Corporation’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash. Except as provided in this Article XI, Section 5(c), Section 7(a)(iv), or Section 7(b)(iv), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Mandatory Redemption Date, Change of Control Redemption Date, or Conversion Date, as applicable, for such share, unless the Corporation defaults in the payment of the related Mandatory Redemption Price, Change of Control Redemption Price, or Conversion Consideration, as applicable.
6.RIGHTS UPON LIQUIDATION, DISSOLUTION, OR WINDING UP.
(a)Generally. If the Corporation liquidates, dissolves, or winds up, whether voluntarily or involuntarily, and such liquidation, dissolution, or winding up does not occur in connection with a Change of Control, then, subject to the rights of any of the Corporation’s creditors, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment equal to the greater of the amounts set forth in clause (i) and (ii) below out of the Corporation’s assets or funds legally available for distribution to the Corporation’s shareholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Common Stock:
(i)the sum of:
(1)the Liquidation Preference per share of Convertible Preferred Stock; plus

(2)all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and
(ii)the amount such Holder would have received in respect of the number of shares of Class A Common Stock that would be issuable (determined in accordance with Article XI, Section 10 but without regard to Article XI, Section 10(d)(ii), Section 10(d)(iii), and Section 10(f)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.
Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Corporation’s remaining assets or funds, if any, and such shares of Convertible Preferred Stock will be deemed repurchased and retired by the Corporation. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock, then, subject to the rights of any of the Corporation’s creditors, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock in proportion to the full respective distributions to which such shares would otherwise be entitled. For the avoidance of doubt, any liquidation, dissolution, or winding up of the Corporation effected in connection with a Change of Control shall be subject to the terms of Article XI, Section 7(b).
(b)Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Article XI, Section 6(a), the Corporation’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Corporation’s assets (other than a sale, lease or other transfer in connection with the Corporation’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Corporation’s liquidation, dissolution, or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash, or other property, or any combination of the foregoing.
7.RIGHT OF THE CORPORATION TO REDEEM THE CONVERTIBLE PREFERRED STOCK.
(a)Right to Redeem the Convertible Preferred Stock on or After the Third Anniversary of the Initial Issue Date.
(i)Right to Redeem. Subject to the terms of this Article XI, Section 7, the Corporation has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Article XI, Section 10 prior to such redemption, all, or any whole number of shares that is less than all, of the Convertible Preferred Stock, at any time and from time to time on or after the third anniversary of the Initial Issue Date, on a Mandatory Redemption Date for a cash purchase price equal to the Mandatory Redemption Price (such redemption, a “Mandatory Redemption”).
(ii)Redemption Prohibited in Certain Circumstances. The Corporation will not call for Mandatory Redemption, or otherwise send a Mandatory Redemption Notice in respect of the Mandatory Redemption of, any Convertible Preferred Stock pursuant to this Article XI, Section 7 unless the Corporation has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money (if any), to fully pay the Mandatory Redemption Price in respect of all shares of Convertible Preferred Stock called for Mandatory Redemption.
(iii)Mandatory Redemption Date. The Mandatory Redemption Date for any Mandatory Redemption will be a Business Day of the Corporation’s choosing that is no more than 60, nor less than 30, calendar days after the Mandatory Redemption Notice Date for such Mandatory Redemption.

(iv)Mandatory Redemption Price. The Mandatory Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Mandatory Redemption is an amount in cash equal to the sum of (1) the Mandatory Redemption Price Premium multiplied by the Liquidation Preference for such share; plus (2) the accumulated and unpaid Regular Dividends on such share to, but excluding, such Mandatory Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided, however, that if such Mandatory Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (a) pursuant to Article XI, Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Mandatory Redemption, to receive, on or, at the Corporation’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (b) the Mandatory Redemption Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Regular Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Article XI, Section 5(a)(ii)(1) will be included in the Mandatory Redemption Price).
(v)Mandatory Redemption Notice. To call any share of Convertible Preferred Stock for Mandatory Redemption, the Corporation must send to the Holder of such share a notice of such Mandatory Redemption (a “Mandatory Redemption Notice”). Such Mandatory Redemption Notice must state:
(1)that such share has been called for Mandatory Redemption, briefly describing the Corporation’s Mandatory Redemption right under this Article XI;
(2)the Mandatory Redemption Date for such Mandatory Redemption;
(3)the Mandatory Redemption Price per share of Convertible Preferred Stock;
(4)if the Redemption Date is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Article XI, Section 5(c) and, if applicable, the proviso to Article XI, Section 7(a)(iv) or Section 7(b)(iv);
(5)that Convertible Preferred Stock called for Mandatory Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Mandatory Redemption Date (or, if the Corporation fails to pay the Mandatory Redemption Price due on such Mandatory Redemption Date in full, at any time until such time as the Corporation pays such Mandatory Redemption Price in full);
(6)the Conversion Price in effect on the Mandatory Redemption Notice Date for such Mandatory Redemption; and
(7)the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.
(vi)Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption. If less than all shares of Convertible Preferred Stock then outstanding are called for Mandatory Redemption, then:
(1)the shares of Convertible Preferred Stock to be subject to such Mandatory Redemption will be redeemed by the Corporation pro rata; and

(2)if only a portion of the Convertible Preferred Stock is called for Mandatory Redemption and a portion of such Convertible Preferred Stock is converted, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was called for Mandatory Redemption.
(vii)Payment of the Mandatory Redemption Price. The Corporation will cause the Mandatory Redemption Price for each share of Convertible Preferred Stock subject to Mandatory Redemption to be paid to the Holder thereof on or before the applicable Mandatory Redemption Date. For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Article XI, Section 7(a)(iv) on any share of Convertible Preferred Stock subject to Redemption will be paid pursuant to such proviso and Article XI, Section 5(c).
(b)Redemption of Convertible Preferred Stock upon a Change of Control.
(i)Change of Control Redemption. Subject to the other terms of this Article XI, Section 7, if a Change of Control occurs, then the Corporation will redeem, contingent upon and concurrently with the consummation of the Change of Control, but subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Article XI, Section 10 prior to such redemption, all of the Convertible Preferred Stock on the Change of Control Redemption Date for such Change of Control for a cash purchase price equal to the Change of Control Redemption Price.
(ii)Funds Legally Available for Payment of Change of Control Redemption Price. Notwithstanding anything to the contrary in this Article XI, Section 7, (a) the Corporation will not be obligated to pay the Change of Control Redemption Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Corporation does not have sufficient funds legally available to pay the same; and (b) if the Corporation does not have sufficient funds legally available to pay the Change of Control Redemption Price of all shares of Convertible Preferred Stock that are otherwise to be redeemed pursuant to a Change of Control Redemption, then (1) the Corporation will pay the maximum amount of such Change of Control Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be redeemed pursuant to such Change of Control Redemption; and (2) the Corporation will cause all such shares as to which the Change of Control Redemption Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Corporation will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Corporation has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Right that would be payable in respect of such Change of Control on all shares of Conversion Preferred Stock then outstanding.
(iii)Change of Control Redemption Date. The Change of Control Redemption Date for any Change of Control will be the effective date of the Change of Control.

(iv)Change of Control Redemption Price. The Change of Control Redemption Price for any share of Convertible Preferred Stock to be redeemed upon a Change of Control Redemption following a Change of Control is an amount in cash equal to the sum of (x) the Liquidation Preference of such share at the Close of Business on the Change of Control Redemption Date for such Change of Control; plus (y) all accumulated and unpaid Regular Dividends on such share to, but excluding, such Change of Control Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); plus (z) if and only if the Change of Control occurs prior to the fourth anniversary of the Initial Issue Date, an amount equal to the Regular Dividends that would have accumulated on such share of Convertible Preferred Stock from and after the Change of Control Redemption Date and through such fourth anniversary of the Initial Issue Date; provided that this clause (z) shall be of no effect if such Change of Control occurs on or after the fourth anniversary of the Initial Issue Date; provided, however, that if such Change of Control Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Article XI, Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Change of Control Redemption, to receive, on or, at the Corporation’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the Change of Control Redemption Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Regular Dividend Payment Date that is not declared and paid in cash and is added to the Liquidation Preference of such share pursuant to Article XI, Section 5(a)(ii)(1) will be included in the Change of Control Redemption Price).
(v)Change of Control Redemption Notice. On or before the tenth Business Day before the effective date of a Change of Control, the Corporation will send to each Holder a notice of such Change of Control (a “Change of Control Redemption Notice”) containing the information set forth in the Change of Control Redemption Notice. Such Change of Control Redemption Notice must state:
(1)briefly, the events causing such Change of Control;
(2)the effective date of such Change of Control;
(3)the Change of Control Redemption Date for such Change of Control;
(4)the Change of Control Redemption Price per share of Convertible Preferred Stock;
(5)if the Change of Control Redemption Date is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Article XI, Section 5(c) and, if applicable, the proviso to Article XI, Section 7(a)(iv) or Section 7(b)(iv);
(6)the Conversion Price in effect on the date of such Change of Control Redemption Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control;
(7)that shares of Convertible Preferred Stock for which a Change of Control Redemption Notice has been duly tendered and not duly withdrawn must be delivered to the Corporation for the Holder thereof to be entitled to receive the Change of Control Redemption Price;

(8)that shares of Convertible Preferred Stock that are subject to a Change of Control Redemption Notice that has been duly tendered may be converted only if such Change of Control Redemption Notice is withdrawn in accordance with this Article XI; and
(9)the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.
(vi)Withdrawal of Change of Control Redemption Notice. If the underlying Change of Control has been terminated or cancelled and the Corporation has delivered a Change of Control Redemption Notice with respect to any share(s) of the Convertible Preferred Stock, the Corporation shall withdraw such Change of Control Redemption Notice by delivering a written notice of withdrawal to the Holders at any time before the Close of Business on Change of Control Redemption Date. Such withdrawal notice must state:
(1)if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates(s); and
(2)the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number.
(vii)Payment of the Change of Control Redemption Price. The Corporation will cause the Change of Control Redemption Price for each share of Convertible Preferred Stock to be redeemed pursuant to a Change of Control Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Redemption Date; and (ii) the date such share is tendered to the Transfer Agent or the Corporation. For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Article XI, Section 7(b)(iv) on any share of Convertible Preferred Stock to be repurchased pursuant to a Change of Control Redemption will be paid pursuant to such proviso and Article XI, Section 5(c).
8.CREDIT AGREEMENT. Any amendment, restatement, modification, or waiver of the Credit Agreement that would adversely and materially affect the rights of the Holders of the Convertible Preferred Stock shall require the written consent of the Holders of a majority of the then-outstanding shares of the Convertible Preferred Stock.
9.VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except (x) as expressly required by the TBOC; and (y) with respect to amendments to this Article XI or Certificate of Formation that adversely affect the terms of the Convertible Preferred Stock (including amendments authorizing or effecting any issuance of Capital Stock or other equity securities of the Corporation that are senior to or pari passu with the Convertible Preferred Stock with respect to dividends, liquidation preference or redemption rights), in which event the Holders of a majority of the then-outstanding shares of Convertible Preferred Stock shall be required to approve or consent in writing to such amendments.
10.CONVERSION.
(a)Generally. Subject to the provisions of this Article XI, Section 10, including those set forth in Article XI, Section 10(f), the Convertible Preferred Stock may be converted only pursuant to an Optional Conversion requested by the Holder or Holders of the Convertible Preferred Stock on or after the fifth anniversary of the Initial Issue Date; provided, however, that in the event the Corporation is in default of those certain covenants set forth in Section 4.9 of the Subscription Agreement, which default continues uncured for a period of more than 90 days after the expiration of all applicable cure or grace periods as provided in the applicable agreements (as such agreements may be amended from time to time pursuant to their terms, except as otherwise provided for in the Subscription Agreement) (such 91st day being the “Optional Conversion Trigger Date”), then the Holder or Holders of the Convertible Preferred Stock may request an Optional Conversion beginning on the next Business Day after the Optional Conversion Trigger Date.

(b)Conversion at the Option of the Holders.
(i)Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Article XI,
(1)if a Change of Control Redemption Notice is validly delivered pursuant to Article XI, Section 7(b)(v) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion after the effective date of such Change of Control, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Article XI, Section 7(b)(vi); or (C) the Corporation fails to pay the Change of Control Redemption Price for such share in accordance with this Article XI; and
(2)shares of Convertible Preferred Stock that are called for Mandatory Redemption may not be submitted for Optional Conversion after the Close of Business on the Mandatory Redemption Notice Date (or, if the Corporation fails to pay the Mandatory Redemption Price due on such Mandatory Redemption Date in full, at any time until such time as the Corporation pays such Mandatory Redemption Price in full).
(ii)Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Article XI, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.
(iii)Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Change of Control, in which case such Optional Conversion shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn. For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Change of Control Redemption that would have otherwise been effected in connection with such Change of Control.
(c)Conversion Procedures.
(i)Requirements for Holders to Exercise Optional Conversion Right.
(1)Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign, and deliver to the Corporation an Optional Conversion Notice; (x) deliver any Physical Certificate(s) representing such Convertible Preferred Stock to the Corporation (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Corporation may require; and (z) if applicable, pay any documentary or other taxes.
(2)Optional Conversion Permitted Only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(ii)Treatment of Accumulated Regular Dividends upon Conversion.
(1)No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(ii)(1) and 10(d)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(2)Conversions Between a Record Date and a Regular Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then such Regular Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.
(iii)When Holders Become Shareholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Class A Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.
(d)Settlement upon Conversion.
(i)Generally. Subject to Article XI, Sections 10(d)(ii), 10(e)(i), 10(f), and 12(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; plus (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.
(ii)Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Article XI, Section 12(b), in lieu of delivering any fractional share of Class A Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)Corporation’s Right to Settle Optional Conversion in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Corporation will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Class A Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Article XI, Section 10 (but without regard to Article XI, Section 10(d)(ii) or this Section 10(d)(iii)), times (2) the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such Optional Conversion. Such right can be exercised by Corporation solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Corporation has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Corporation’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Article XI, Section 10(d)(iii), the Corporation will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Article XI, Section 10(d)(iii) unless the Corporation has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.

(iv)Delivery of Conversion Consideration. Except as provided in Article XI, Sections 10(e)(i)(2) and 10(f), the Corporation will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second Business Day immediately after the Conversion Date for such conversion.
(v)Make-Whole Payment. Notwithstanding anything to the contrary contained in this Agreement, if (A) any Convertible Preferred Stock is to be converted; and (B) the applicable Conversion Price for such conversion is less than $4.00, then, in addition to the delivery of the applicable number of shares of Class A Common Stock pursuant to Article XI, Section 10(d)(i), but subject to Article XI, Section 10(e)(vi) and Section 10(e)(vii), the Corporation shall make a cash payment to each Holder of Convertible Preferred Stock being converted equal to the product of (1) the sum of (x) the number of shares of Class A Common Stock that would be issuable upon such conversion without giving effect to Article XI, Sections 10(e)(vi) and 10(e)(vii); less (y) the number of shares of Class A Common Stock that would be issuable upon such conversion with giving effect to Article XI, Sections 10(e)(vi) and 10(e)(vii); times (2) the Last Reported Sale Price per share of Class A Common Stock on the Conversion Date for such Optional Conversion.
(e)Conversion Price Calculations and Adjustments.
(i)Calculation of Conversion Price. The Conversion Price will be equal to the product of (1) the average of the Last Reported Sale Price for the Class A Common Stock for the ninety Trading Days immediately preceding but not including the date of the Optional Conversion Notice multiplied by (2) (A) 0.80 if such Optional Conversion Notice is given on or after the fifth anniversary of the Initial Issue Date; or (B) 0.75 if such Optional Conversion Notice is given after an Optional Conversion Trigger Date and prior to the fifth anniversary of the Initial Issue Date, all subject to the adjustments and limitations set forth in this Article XI, Section 10. Notwithstanding anything to the contrary in this Article XI, the Conversion Price shall be adjusted equitably for stock dividends, stock splits, stock combinations, and similar events with respect to the Class A Common Stock.
(ii)No Adjustments. Without limiting the operation of Article XI, Sections 5(a)(ii)(1) and 10(d)(i), the Corporation will not be required to adjust the Conversion Price except pursuant to Article XI, Section 10(e)(i).
(iii)Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Article XI would result in a change of less than 1% to the Conversion Price, then the Corporation may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least 1% to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the Mandatory Redemption Notice Date for any Mandatory Redemption; and (4) the Change of Control Redemption Notice Date for any Change of Control Redemption.
(iv)Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).
(v)Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Article XI, Section 10(e)(i), the Corporation will, as soon as reasonably practicable and no later than ten Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(vi)Limitation on Voluntary Conversion Price Decreases. Notwithstanding anything in this Article XI, Section 10(e) to the contrary, the Corporation may not decrease the Conversion Price pursuant to Article XI, Section 10(e)(i) to the extent such decrease would cause the Conversion Price to be less than $4.00 per share of Class A Common Stock (subject to proportionate adjustments for stock dividends, stock splits, stock combinations, tender offers or exchange offers with respect to the Class A Common Stock).
(vii)Limitation of Adjustments for, and Prohibition of, Certain Degressive Issuances. Notwithstanding anything to the contrary in this Article XI, no adjustment will be made to the Conversion Price pursuant to Article XI, Section 10(e)(i) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $4.00 per share of Class A Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Class A Common Stock).
(f)Additional Restriction on Conversions.
(i)Limitation on Conversion Right. Notwithstanding anything to the contrary in this Article XI, unless and until the Requisite Shareholder Approval is obtained, no shares of Class A Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case, to the extent, and only to the extent, that such issuance, delivery, conversion, or convertibility would (i) result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of 19.99% of the outstanding shares of Class A Common Stock as of the date of this Certificate of Designation; or (ii) exceed 19.99% of the outstanding shares of Class A Common Stock and the Class B Common Stock, combined, as of the date of this Certificate of Formation (this restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Ownership Limitation, then the Corporation’s obligation to deliver such Conversion Consideration will not be extinguished, and the Corporation will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written confirmation to the Corporation that such delivery will not contravene the Ownership Limitation. Any purported delivery of shares of Class A Common Stock upon conversion of any Convertible Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation. The satisfaction, by a Holder of any Convertible Preferred Stock, of the requirements set forth in Article XI, Section 10(c)(ii) to convert such Convertible Preferred Stock will be deemed to be a representation, by such Holder to the Corporation, that the settlement of such conversion in full and without regard to this Article XI, Section 10(f)(i) will not contravene the Ownership Limitation.

(ii)Covenant to Seek the Requisite Shareholder Approval. Prior to the earliest of (A) the first annual meeting of shareholders of the Corporation to occur following the fourth anniversary of the Initial Issue Date; or (B) ninety (90) days after the Optional Conversion Trigger Date, the Corporation will provide each holder of Class A Common Stock or other securities entitled to vote at such meeting a proxy statement meeting the requirements of Section 14 of the Exchange Act (and the rules and regulations promulgated thereunder) (the “Proxy Statement”) soliciting each such shareholder’s affirmative vote approving the Corporation’s issuance of the Conversion Shares to obtain the Requisite Shareholder Approval, and the Corporation will use its commercially reasonable efforts to solicit its shareholders’ approval and to cause the Board of Directors to recommend to the shareholders that they approve such Requisite Shareholder Approval. The Proxy Statement will be in a form reasonably acceptable to the Holders and accordingly, the Corporation will provide the Holder with reasonable opportunity to review and comment on the Proxy Statement. If, despite the Corporation’s commercially reasonable efforts, the Requisite Shareholder Approval is not obtained at such shareholder meeting, the Corporation will cause an additional meeting of shareholders of the Corporation to be held every six months thereafter until the Requisite Shareholder Approval is obtained, and the Corporation will hire a reputable proxy solicitor for the purpose of pursuing such approval. The Corporation will promptly notify the Holders when the Requisite Shareholder Approval is obtained.
(iii)Antitrust Clearance Date. If any shares of Convertible Preferred Stock delivered an Optional Conversion Notice to the Corporation and, as a result of the conversion of such shares of Convertible Preferred Stock into voting securities of the Corporation, the Corporation is required to make a filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor act or regulation thereto), the Corporation and the Holders shall cooperate in preparing and making such filing, and no shares of Convertible Preferred Stock shall be converted into any voting securities of the Corporation on or before the Antitrust Clearance Date.
11.CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.
(a)Equitable Adjustments to Prices. Whenever this Article XI requires the Corporation to calculate the average of the Last Reported Sale Price, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Corporation will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Article XI, Section 10(e) that becomes effective at any time during such period.
(b)Reservation of Shares of Common Stock. The Corporation will reserve, out of its authorized, unreserved, and not outstanding shares of Class A Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Class A Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Corporation delivers shares of Class A Common Stock held in the Corporation’s treasury in settlement of any obligation under this Article XI to deliver shares of Class A Common Stock, each reference in this Article XI to the issuance of shares of Class A Common Stock in connection therewith will be deemed to include such delivery.

(c)Status of Shares of Common Stock. Each share of Class A Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights, and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Class A Common Stock will be delivered). If the Class A Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Class A Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.
(d)Taxes Upon Issuance of Common Stock. The Corporation will pay any documentary, stamp, or similar issue or transfer tax or duty due on the issue of any shares of Class A Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.
12.CALCULATIONS.
(a)Responsibility; Schedule of Calculations. Except as otherwise provided in this Article XI, the Corporation will be responsible for making all calculations called for under this Article XI or the Convertible Preferred Stock, including determinations of the Conversion Price, the Last Reported Sale Prices, and accumulated Regular Dividends on the Convertible Preferred Stock. The Corporation will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Corporation will provide a schedule of such calculations to any Holder upon written request.
(b)Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.
13.TAX TREATMENT. Notwithstanding anything to the contrary in this Article XI, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of the Code and Treasury Regulations Section 1.305-5(a). The Corporation will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.
14.NOTICES. The Corporation will send all notices or communications to Holders pursuant to this Article XI in writing and delivered personally, by facsimile, or by e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally-recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding anything in this Article XI to the contrary, the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.
15.NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences, or voting powers, except as provided in this Article XI or the Certificate of Formation or as required by applicable law

* * *

IN WITNESS WHEREOF, this Certificate of Formation has been executed by a duly authorized officer of the Corporation on June 8, 2026.

By: /s/Patrick Zalupski
Name: Patrick Zalupski
Title: President and Chief Executive Officer

EXHIBIT A

FORM OF SERIES A CONVERTIBLE PREFERRED STOCK

See attached.

[●]

Series A Convertible Preferred Stock

Certificate No. [_____]                                No. Shares1 [_____]

Dream Finders Homes, Inc., a Texas corporation (the “Company”), certifies that [_______] is the registered owner of [___] shares of the Company’s Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Formation of the Company establishing the Convertible Preferred Stock (the “Certificate of Formation”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in Article XI of the Certificate of Formation.
Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]
* Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, [●] has caused this instrument to be duly executed as of the date set forth below.

Date: ___________________________________	DREAM FINDERS HOMES, INC. By: _________________________________________ Name: ______________________________________ Title: _______________________________________
Date: ___________________________________	By: _________________________________________ Name: ______________________________________ Title: _______________________________________

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Formation.

Date: ___________________________________	By: _________________________________________ Name: ______________________________________ Authorized Signatory

REVERSE OF SECURITY
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF FORMATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

[INSERT RESTRICTIVE LEGENDS IN ACCORDANCE WITH SUBSCRIPTION AGREEMENT]

FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto
_____________________________________________________________________________________________
(Insert assignee’s social security or tax identification number)

_____________________________________________________________________________________________
(Insert address and zip code of assignee)

Shares of the Series A Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________________

agent to transfer the said shares of Series A Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date: ________________________________________________________________________________________

Signature: ____________________________________________________________________________________
(Sign exactly as your name appears on the other side of this Series A Convertible Preferred Stock)

Signature Guarantee: ____________________________________________________________________________

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

OPTIONAL CONVERSION NOTICE

See attached.

DREAM FINDERS HOMES, INC.

Series A Convertible Preferred Stock
Subject to the terms of the Certificate of Formation, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐    all of the shares of Convertible Preferred Stock

☐    __________2 shares of Convertible Preferred Stock

Identified by CUSIP No. ____________ and Certificate No. __________

Date: ___________________________________
______________________________________________
(Legal Name of Holder)

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

Signature Guaranteed: ______________________________________________ (Participant in a Recognized Signature Guarantee Medallion Program) By: __________________________________________ Authorized Signatory
† Must be a whole number

EXHIBIT C

FORM OF RESTRICTED STOCK LEGEND

See attached.

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.